                               EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this ____ day of June, 1998 by and between Horizon Group Properties, Inc., a Maryland corporation ("Employer") and Richard A. Berman, an individual domiciled in the State of Illinois ("Executive").

                                     WITNESSETH

     WHEREAS, Employer is engaged primarily in the ownership, development, construction, acquisition, leasing, marketing and management of factory outlet centers throughout the United States.

     WHEREAS, Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to its management and operation.

     WHEREAS, Executive wishes to commit himself to serve Employer in the position set forth herein on the terms herein provided.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Employer and Executive hereby agree as follows:

     1. DUTIES. During the Employment Term (as defined in Section 2), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as General Counsel of Employer on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer, and exercise such other powers and authority as are customarily inherent in a similar position in a comparable publicly-held entity or as provided by the By-laws of Employer ("By-laws"). The Board of Directors of Employer (the "Board") may from time to time, in its sole discretion, further define and clarify Executive's duties and services hereunder or under the By-laws in a manner consistent with the offices for which he has been retained hereunder and the scope of work set forth herein. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy and skill to perform his duties under this Agreement.

     2. TERM. The initial term of this Agreement (the "Initial Term") shall commence on the closing date of the merger of Prime Retail, Inc. and Horizon Group, Inc. (the "Effective Date") and expire on the third anniversary of the Effective Date (the "Scheduled Termination Date"); provided, however, this Agreement shall automatically extend for one year terms following the Initial Term (each a "Renewal Term", together with the Initial Term, the "Employment Term"), unless either party shall give the other party, prior to 120 days before the end of the respective Renewal Term, written notice of its intention to terminate this Agreement.

     3.   COMPENSATION AND RELATED MATTERS.

     (a) BASE SALARY. During the Employment Term Employer agrees to pay to Executive an annual salary of no less than $145,000 ("Base Salary"), payable in accordance with the general policies and procedures for payment of salaries to any other executive personnel of Employer (but no less frequently than monthly), subject to withholding for applicable federal, state and local taxes. Executive's Base Salary shall be subject to periodic review by the Compensation Committee of the Board (the "Committee") based upon periodic review of Executive's performance conducted on at least an annual basis and may be periodically increased or decreased as a result thereof.

     (b) PERFORMANCE BONUS. In addition to Base Salary, Executive shall have the right to receive, and Employer agrees to pay to Executive, a performance bonus ("Performance Bonus") for each calendar year during the Employment Term, in such amounts as the Committee, in its sole discretion, may determine. Any amount of Performance Bonus required to be paid to Executive for a calendar year during the Employment Term shall be paid by Employer to Executive during the pay period of Employer following finalization of the audit for such calendar year and final review and approval of the bonus calculation by the Committee, and, in all events, on or before April 15 of the year immediately following the end of the calendar year for which such Performance Bonus is attributable.

     (c) BENEFITS. During the Employment Term and subject to the limitations and affirmative rights set forth in this Section 3(c), Executive and his eligible dependents shall have the right to participate in any retirement, pension, life insurance, health, dental, vision and other medical insurance benefit plans or programs that have been or are hereafter adopted or maintained by Employer (or in which Employer participates) according to the terms of such plan or program with all of the benefits, rights and privileges as are enjoyed by any other senior executive officer of Employer. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code"), Employer shall have the right to exclude Executive from that plan in return for his participation in (x) a nonqualified deferred compensation plan or (y) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified plan under the Code at Employer's option.

     (d) VACATION AND LEAVES OF ABSENCE. Executive shall be entitled to four weeks of paid vacation leave during each 12 month period and paid holidays in accordance with Employer's established policies. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is four weeks. In addition to the foregoing, Executive may be granted leaves of absence with or without pay for such other reasons as shall be mutually agreed upon by the Board and Executive.

     (e) EXPENSES. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policy and procedures, for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder.

     4.   TERMINATION AND TERMINATION BENEFITS.

     (a)  TERMINATION BY EMPLOYER.

          (i) WITHOUT CAUSE. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon 30 days' prior written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 4(a)(i), Executive shall be entitled to receive (A) all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of Section 3(a); (B) a pro rata portion of any Performance Bonus otherwise payable to Executive for the calendar year in which such termination occurs up to the effective date of such termination and, to the extent not previously paid, any Performance Bonus for any calendar years prior to the calendar year in which such termination occurs;
(C) a termination distribution in an amount equal to the amount of the Base Salary then applicable (the "Normal Termination Distribution"), payable within 30 days of the effective date of termination; and (D) any vested benefits or amounts pursuant to Sections 3(c), 3(d), 3(e) and 3(f) through the effective date of termination, payable in accordance with the provisions of any such plan(s). In addition, Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in
Section 3(c) for a period of 12 months following the effective date of termination (the "Company Continuation Period"), and following such time period, Executive shall be entitled to all rights afforded to him under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA") to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of 12 months following the effective date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period. In the event that Executive is terminated without Cause pursuant to this Section 4(a)(i) and within 12 months from the effective date of such termination there is a Change in Control of Employer (as defined below), then Executive shall be entitled to receive the benefits set forth in Section 4(e) to the extent and in the amount that such benefits exceed the amounts paid or received by Executive pursuant to this Section 4(a)(i). For purposes of calculating Executive's pro rata portion of any Performance Bonus, if termination takes place prior to receipt by Executive of any Performance Bonus, the Performance Bonus a pro rata portion of which Executive shall be entitled to receive shall be deemed to be 50% of Executive's then annual Base Salary.

          (ii) FOR CAUSE. Employer may terminate this Agreement for Cause immediately upon written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 4(a)(ii), Executive shall (A) be entitled to receive all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of Section 3(a); (B) forfeit his entitlement to any bonuses or other payments otherwise payable to him in accordance with
Section 3(b); and (C) be entitled to the vested benefits or amounts pursuant to Sections 3(c), 3(d), 3(e) and 3(f) through the effective date of termination, payable as otherwise provided in such sections; provided, however, that Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(c)(1) for a period of three months (the "Company Continuation Period") following the effective date of termination, and following such time period, Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of three months following the effective date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.

          For purposes of this Agreement, "Cause" shall mean a finding by the Board (A) that Executive has materially harmed Employer through an act of dishonesty or material conflict of interest that relates to the performance of Executive's duties hereunder, (B) of Executive's conviction of a felony involving moral turpitude, fraud or embezzlement, (C) that Executive failed to perform in any material respect his duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion) or (D) of a material breach by Executive of any of his obligations hereunder and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach.

          (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four consecutive months to perform the duties required by this Agreement, Employer may terminate this Agreement upon 30 days' written notice to Executive. In such event, Executive shall receive (A) all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of Section 3(a); (B) a pro rata portion of any Performance Bonus otherwise payable to Executive for the calendar year in which such termination occurs up to the effective date of such termination and, to the extent not previously paid, any Performance Bonus for any calendar years prior to the calendar year in which such termination occurs;
(C) the Normal Termination Distribution (defined in Section 4(a)(i)), payable within 30 days of the effective date of termination; and (D) any vested benefits or amounts pursuant to Sections 3(c), 3(d), 3(e) and 3(f) hereof through the effective date of termination, payable in accordance with the provisions of any such plan(s). In addition, Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(c)(1) above for a period of 12 months (the "Company Continuation Period") following the effective date of termination and following such time period, Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of 12 months following the date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company

Continuation Period. This Section 4(a)(iii) shall not limit the entitlement of Executive, his estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy that is maintained by Employer for Executive's benefit. For purposes of calculating Executive's pro rata portion of any Performance Bonus, if termination takes place prior to receipt by Executive of any Performance Bonus, the Performance Bonus a pro rata portion of which Executive shall be entitled to receive shall be deemed to be 50% of Executive's then annual Base Salary.

     (b)   TERMINATION BY EXECUTIVE.

          (i) WITH GOOD REASON. Executive may terminate this Agreement with Good Reason upon written notice to Employer. In connection with the termination of this Agreement pursuant to this Section 4(b)(i), Executive shall be entitled to receive (A) all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of Section 3(a); (B) a pro rata portion of any Performance Bonus otherwise payable to Executive for the calendar year in which such termination occurs up to the effective date of such termination and, to the extent not previously paid, any Performance Bonus for any calendar years prior to the calendar year in which such termination occurs; (C) any vested benefits or amounts pursuant to sections 3(c), 3(d), 3(e) and 3(f) hereof through the effective date of termination, payable as otherwise provided in such sections. In addition, the Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(c)(1) for a period of 12 months following the effective date of termination (the "Company Continuation Period") and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of 12 months following the date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period. Further, in connection with the termination of Executive's services pursuant to this Section 4(b)(i), Executive shall be entitled to receive the Normal Termination Distribution (defined in Section 4(a)(i)), payable within 30 days of the effective date of termination. For purposes of calculating Executive's pro rata portion of any Performance Bonus, if termination takes place prior to receipt by Executive of any Performance Bonus, the Performance Bonus a pro rata portion of which Executive shall be entitled to receive shall be deemed to be 50% of Executive's then annual Base Salary.

          (ii) WITHOUT GOOD REASON. Executive may terminate this Agreement at any time for any reason or for no reason at all upon 60 days' written notice to Employer, during which period Executive shall continue to perform his duties under this Agreement if Employer so elects. In connection with the termination of Executive's services pursuant to this Section 4(b)(ii), Executive shall be entitled to receive (A) all accrued but unpaid amounts of the Base Salary through the effective date of termination, paid in accordance with the provisions of Section 3(a); and (B) the vested benefits and amounts set forth in Sections 3(c), 3(d), 3(e) and 3(f) through the effective date of termination, payable in accordance with the provisions of such sections. In addition, the

Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(c)(1) for a period of six months (the "Company Continuation Period") following the effective date of termination and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of three months following the date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.

          (iii) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean (A) the material breach by Employer of any of its obligations hereunder (a bona fide dispute regarding the Performance Bonus shall not be a material breach by Employer) and the failure of Employer to cure such breach within 60 days after receipt by Employer of a written notice from Executive specifying in reasonable detail the nature of the breach, unless such breach requires a longer period to cure; (B) Executive's title or scope of responsibilities and duties are materially diminished, or the Company fails to provide Executive with adequate office facilities and support services to perform such responsibilities and duties, (C) the amounts payable to Executive as provided in this Agreement are materially reduced, or
(D) the Company fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change of Control, if greater).

     (c) DEATH. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In this event, Executive's estate shall be entitled to receive all accrued but unpaid amounts of the Executive's Base Salary through the date of Executive's death, payable in accordance with the provisions of Section 3(a). In addition, the Executive's eligible dependents shall be entitled to receive the health insurance benefits specified in Section 3(c)(1) above for a period of 12 months (the "Company Continuation Period") following the effective date of termination and following such time period, such eligible decedents shall be entitled to all rights afforded to them under COBRA to purchase continuation coverage of such health insurance benefits for the maximum period permitted by law. With respect to the preceding sentence, to the extent required by applicable law, the Executive's dependents shall be deemed to have elected to exercise their rights under COBRA as of the first day of the Company Continuation Period. This Section 4(c) shall not limit the entitlement of Executive under any insurance or other benefits plan or policy that is maintained by Employer for Executive's benefit.

     (d) TERMINATION FOLLOWING A CHANGE OF CONTROL. If, within 24 months following a Change of Control, the Company terminates this Agreement and Executive's services other than for Cause or Executive terminates this Agreement with Good Reason, in either case by giving 30 days' prior written notice, Executive shall be entitled to receive the following benefits and payments:

          (i) all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of
Section 3(a);

          (ii) a pro rata portion of any Performance Bonus otherwise payable to Executive for the calendar year in which such termination occurs up to the effective date of such termination and, to the extent not previously paid, any Performance Bonus for any calendar year prior to the calendar year in which such termination occurs;

          (iii)     a termination distribution in an amount equal to the sum of
(A) Executive's then Base Salary and (B) Executive's last annualized Performance Bonus (if the termination takes place prior to receipt by Executive of any Performance Bonus, the Performance Bonus shall be deemed to be 50% of Executive's then annual Base Salary), payable within 30 days of the effective date of termination; and

          (iv) any vested benefits or amounts pursuant to Sections 3(c), 3(d), 3(e) and 3(f) through the effective date of termination, payable in accordance with the provisions of any such plan(s). In addition, the Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(c)(1) for a period of 24 months following the effective date of termination (the "Company Continuation Period"), and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(f) for a period of 24 months following the effective date of termination. With respect to clause (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.

          (v) Executive shall be fully vested in all amounts accrued or accumulated on behalf of Executive under any nonqualified retirement plan established or maintained by the Company, and the Company will promptly pay or distribute all such amounts to Executive in accordance with the terms of such plan as in effect on the date of this Agreement (or as of Executive's employment termination, if more favorable to Executive). If Executive is not fully vested in his accounts or benefits under the Company's qualified retirement plan at his employment termination pursuant to this Section, the Company will make a cash payment to Executive, within 30 days of Executive's employment termination, equal to the amount of such account or benefit that is forfeited.

          (vi) All stock awards or grants under the Horizon Group Properties, Inc. 1998 Long-Term Stock Incentive Plan shall be fully vested and exercisable as of Executive's employment termination.

     For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer, a corporation owned directly or indirectly by the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer, Executive or Michael W. Reschke, or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Employer representing 50% or more of the total voting power represented by Employer's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by Employer's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation, other than a merger or consolidation that would result in the Voting Securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of Employer or such surviving entity outstanding immediately after such merger or consolidation;
(4) the stockholders of Employer approve a plan of complete liquidation of Employer or an agreement for the sale or disposition by Employer of (in one transaction or a series of transactions) all or substantially all of Employer's assets.

     5.   COVENANTS OF EXECUTIVE.

     (a) NO CONFLICTS. Executive represents and warrants that he is not personally subject to any agreement, order or decree that restricts his acceptance of this Agreement and performance of his duties with Employer hereunder.

     (b) NON-COMPETITION. In return for the performance of the duties described in Section 1, during the Employment Term and for a period of two years thereafter in the event of the termination of this Agreement pursuant to the provisions of Section 4(b)(ii) or one year thereafter in the event of termination of this Agreement pursuant to the provisions of Sections 4(a)(i), 4(a)(ii), 4(a)(iii) or 4(b)(i), (the "Restrictive Period"), Executive shall not, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity with whom he may be employed or associated, own any interest in, participate or engage in the day-to-day supervision, management, development, marketing or operation of any factory outlet centers or such other business as Employer may be engaged in as of the date of the applicable Section 4 termination event (the "Business") which is competitive with any of Employer's centers. For purposes hereof, a center will be deemed competitive with one of Employer's centers if such center is located within five miles of a center owned, operated or managed by Employer or within five miles of a center which Employer is developing or with respect to which Employer has signed a letter of intent or term sheet or binding contract for the acquisition, development or management thereof dated on or prior to the date of such termination.

          Furthermore, for a period of two years after any applicable Section 4 termination event, Executive shall not, directly or indirectly, solicit, attempt to hire or hire any employee of Employer. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise.

     (c) NONDISCLOSURE. During the Restrictive Period and in the Restrictive Geographic Area, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of the Group, any Trade Secret (as hereinafter defined) of the Group, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this Section 5(c), "Trade Secret" means any information that derives independent economic value, actual or potential, with respect to Employer from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive during the course of his service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense that does not relate to Employer.

     (d) RETURN OF DOCUMENTS. Upon termination of his services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under his control.

     (e) EQUITABLE RELIEF. In the event of any breach by Executive of any of the covenants contained in this Section 5, it is specifically understood and agreed that Company shall be entitled, in addition to any other remedy that it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

     (f) ACKNOWLEDGMENT. Executive acknowledges that he will be directly and materially involved as a senior executive in all important policy and operational decisions of Company. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Company and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of
Section 5 are fair and reasonable, are minimally necessary to protect Employer, its other stockholders and the public from the unfair competition of Executive who, as a result of his performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive further acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following termination of his services notwithstanding enforcement of the covenants contained herein.

     (g) INDEMNIFICATION. Subject to the provisions of this Agreement, Executive shall indemnify Employer for any and all consequential damages, costs and expenses (including legal fees) resulting from any of his acts or omissions that constitute bad faith, willful or intentional conduct that cause harm to Employer's business or reputation. Executive also shall indemnify Employer for any and all consequential damages, costs and expenses resulting from his acts of omission constituting reckless disregard of his duties to Employer following notice thereof by either Prime or the Operating Partnership after either becomes aware of such conduct and Executive's failure to so cure within 30 days.

     6. GROSS UP PAYMENTS. Anything in this Agreement to the contrary notwithstanding, in the event that any payment by or on behalf of Employer to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section) (the "Payments") is determined to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code, or any interest or penalties are incurred by Executive with respect to such Payments (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, federal, state, local or other income taxes, FICA taxes, and additional Excise Tax (and any interest and penalties imposed with respect to such taxes), Executive retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (a) DETERMINATION OF GROSS-UP. Subject to the provisions of Section 6(b), all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that serves as Employer's auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to Employer and Executive within 15 business days of the receipt of notice from Employer or Executive that there have been Payments, or such earlier time as is requested by Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by Employer. Any Gross-Up Payment, as determined pursuant to this Section, shall be paid by Employer to Executive within five days after the receipt by Employer and Executive of the Accounting firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon Employer and Executive, except as provided in Section 6(b).

     (b)  IRS CLAIMS.  As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service or other agency will claim that a greater Excise Tax is due, and thus a greater amount of Gross-Up Payment should have been made by Employer than that determined pursuant to paragraph (a) above (an "Underpayment"). In the event that Executive is required to make a payment of any such Excise Tax, the Accounting Firm shall determine the amount of the additional Gross-Up Payment due to Executive based on the Underpayment, and such additional Gross-Up Payment shall be promptly paid by Employer to or for the benefit of Executive. Executive shall notify Employer in writing of any claim by the Internal Revenue Service or other agency that, if successful, would require the payment by Employer of the Gross-Up Payment or an Underpayment.

     7. PRIOR AGREEMENT. This Agreement supersedes and is in lieu of any and all other employment arrangements between Executive and Employer, and any and all such employment or service agreements and arrangements are hereby terminated and deemed of no further force or effect.

     8. ASSIGNMENT. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     9. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and Employer's successors and assigns. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement.

     10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered in person or sent by any national overnight delivery service or by certified mail to the following addresses (or to any other address that any party may designate by notice to the other parties hereto):

     (a)  if to Executive, to:

          Richard A. Berman
          Horizon Group Properties, Inc.
          5000 Hakes Drive
          Norton Shores, Michigan 49441

     (b)  if to Employer, to:

          Board of Directors
          Horizon Group Properties, Inc.
          5000 Hakes Drive
          Norton Shores, Michigan 49441

     11. AMENDMENT. This Agreement may not be changed, modified or amended except in writing signed by all of the parties hereto.

     12. WAIVER OF BREACH. The waiver by any of the parties hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part.

     13. SEVERABILITY. Employer and Executive each expressly agree and contract that it is not the intention of any of the parties hereto to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the panics to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

     14. OPPORTUNITY TO EMPLOY COUNSEL. Executive acknowledges receipt of a copy of this Agreement prior to his execution of this Agreement with Employer and also acknowledges that he has had ample time and opportunity to employ counsel of his choice to provide advice concerning the terms and conditions of this Agreement.

     15. LEGAL FEES. If Employer materially breaches any of its obligations to Executive under this Agreement and Executive brings any action, claim, demand, suit or proceeding against Employer to enforce his rights under this Agreement, Employer agrees that it will pay all reasonable legal fees and related legal costs (collectively "Legal Fees") incurred by Executive no later than 30 days following a judgment by a court of competent jurisdiction that Employer materially breached its obligations to Executive under this Agreement; provided, however, that if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction that Employer did not materially breach any of its obligations to Executive under this Agreement, Executive will pay to Company within 30 days from such final judgment or adjudication the aggregate amount of legal fees and expenses incurred by Company with respect to such action and the amount of any Legal Fees that were previously paid to Executive by Employer pursuant to this
Section 15. Employer acknowledges the indemnification obligations of Prime to Executive and the other officers of Prime as set forth in its By-laws, as they may be amended from time to time.

     16. GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Maryland, exclusive of the conflict of laws provisions of the State of Maryland.

     17. NOTICE OF FUTURE EMPLOYMENT. Executive agrees that during the 24 consecutive months immediately following the termination of this Agreement, Executive will within 14 days of each instance of new employment notify Employer in writing of the identity of his new employer and the job title associated with such employment.

     18. BINDING EFFECT. This Agreement shall be binding and legally enforceable against the parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   EMPLOYER:

EXECUTIVE:                         HORIZON GROUP PROPERTIES, INC.


 /s/ Richard A. Berman
-----------------------------      By: /s/ Gary J. Skoien
Richard A. Berman                     ------------------------------------
                                   Title: President
                                         ---------------------------------